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            [LOGO OF THE TRAVELERS INSURANCE COMPANY APPEARS HERE]
                                                                       Exhibit 4

THE TRAVELERS INSURANCE COMPANY . One Tower Square . Hartford, Connecticut 06183

                                A Stock Company



We are pleased to provide You the benefits of this annuity contract. Please read all attached forms carefully.



This contract is subject to the terms and conditions stated on the attached pages, all of which are a part of it. The Certificates are issued in consideration of the purchase payment.



                       Executed at Hartford, Connecticut

                              /s/ Robert I. Lipp

                                    Chairman



  This is a legal contract between You and Us.              PLEASE READ YOUR
                                                           CONTRACT CAREFULLY.



           Single Premium Group Modified Guaranteed Annuity Contract

                               Non-Tax Qualified

      Elective Options                                  Non-Participating



  THE CASH SURRENDER VALUE MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE MARKET VALUE ADJUSTMENT FORMULA ON THE CONTRACT SPECIFICATIONS PAGE. THE CASH SURRENDER VALUE IS AVAILABLE WITHOUT APPLICATION OF THE MARKET VALUE ADJUSTMENT AT THE END OF A GUARANTEE PERIOD.
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                               TABLE OF CONTENTS
                               -----------------



  Contract Specifications                                           Page 3

  Definitions                                                       Page 5

  Purchase Payment                                                  Page 6

  Contract Control Provisions                                       Page 6

  Crediting of Interest and Guarantee Periods                       Page 8

  Market Value Adjustment                                           Page 9

  Transfer Between Guarantee Periods                                Page 9

  Termination Provisions                                            Page 9

  Settlement Provisions                                             Page 11

  General Provisions                                                Page 13


          Any Riders or Endorsements follow the Life Annuity Tables.

                            CONTRACT SPECIFICATIONS

CONTRACT OWNER      THE GROUP ANNUITY TRUST

CONTRACT NUMBER     SPECIMEN                       06/01/94     CONTRACT DATE

- --------------------------------------------------------------------------------

Purchase Payment/Termination Amount:
- ------------------------------------

Minimum Purchase Payment Amount:              $5,000 per Certificate

Maximum Purchase Payment Amount:              $1,000,000 per Certificate unless
                                              We consent to a larger amount

Termination Amount:                           $2,000 per Certificate

Market Value Adjustment Formula:
- --------------------------------

A Market Value Adjustment will be applied when a surrender occurs prior to the end of a Guarantee Period. The Market Value Adjustment is the difference between the Account Value and the Market Adjusted Value.

Market Adjusted Value =  (Maturity Value)  x  [ 1/1 + ic]/t//365/

ic = the current Guaranteed Interest Rate (straight line interpolation between whole years) that We are then crediting for a Guarantee Period of t days on this class of certificate(s).

t = the number of days remaining in the Guarantee Period adjusting for leap years.

Surrender Charge:
- -----------------

During the first seven years after a purchase payment is applied to a Certificate under the contract, a surrender charge may be deducted from any amount surrendered. This charge is a percentage of the Cash Value surrendered from a Certificate.

CERTIFICATE YEARS SINCE PAYMENT WAS APPLIED          SURRENDER CHARGE
- -------------------------------------------          ----------------

                 1                                          7%
                 2                                          6%
                 3                                          5%
                 4                                          4%
                 5                                          3%
                 6                                          2%
                 7                                          1%
            THEREAFTER                                      0%

No surrender charge will apply at the end of an initial Guarantee Period of at least three years. Initial Guarantee Periods of one or two years are subject to surrender charges for a period of five years.

Free Withdrawal Amount:
- -----------------------

The Certificate Owner may withdraw interest credited in the previous Certificate Year without a Market Value Adjustment or a surrender charge.

Automatic Renewal Guarantee Period:
- -----------------------------------

A one year Guarantee Period.

Guarantee Period Transfer Charge:
- ---------------------------------

$0.

                                  DEFINITIONS



(a)  Account - An Account is established for each purchase payment.

(b) Account Value - The sum of the purchase payment under each Account and all interest credited to that date, less the sum of all partial surrenders, surrender charges, and applicable premium tax deducted to that date under that Certificate.

(c) Annuitant - The person on whose life the Certificate is issued and on whose life the annuity payments are made.

(d) Annuity Commencement Date - the date shown on the Certificate Specifications page on which annuity payments commence.

(e) Beneficiary(ies) - The person(s) entitled to receive benefits under a Certificate after the death of the Annuitant, Certificate Owner or first of joint Certificate Owners.

(f) Cash Surrender Value - The Cash Value under each Account less surrender charges and any applicable premium tax.

(g) Cash Value - The Account Value at the end of a Guarantee Period or the Market Adjusted Value before the end of a Guarantee Period.

(h) Certificate - The individual Certificate provided to the Certificate Owner, which describes the benefits, rights and obligations of the Certificate Owner and Us.

(i)  Certificate Date - The date on which a Certificate is issued.

(j) Certificate Owner(s) - The person(s) who participate(s) under this contract and is given a Certificate.

(k) Certificate Year(s) - The twelve month period(s) beginning with the Certificate Date.

(l) Contingent Annuitant - The person designated prior to the Certificate Date who, upon the Annuitant's death prior to the Annuity Commencement Date, becomes the Annuitant.

(m) Contract Date - The date shown on the Contract Specifications page on which the contract is issued.

(n) Due Proof of Death - A copy of a certified death certificate; a copy of a certified decree of a court of competent jurisdiction as to the finding of death; a written statement by a medical doctor who attended the deceased; or any other proof satisfactory to Us.

(o) Guaranteed Interest Rate - The annual effective interest rate credited to a purchase payment during the Guarantee Period as described in the Crediting of Interest and Guarantee Periods section.

(p) Guarantee Period - The period for which either an initial or subsequent Guarantee Interest Rate is credited.

(q) Market Adjusted Value - Reflects the relationship on the Surrender Date between the current Guaranteed Interest Rate for the duration remaining in the Guarantee Period and the Guaranteed Interest Rate that applies to the Certificate.

(r) Market Value Adjustment - The difference between the Account Value and the Market Adjusted Value.

(s) Maturity Value - The accumulated value of a purchase payment at the Guaranteed Interest Rate at the end of the Guarantee Period selected less any partial surrenders, surrender charges, and applicable premium tax previously deducted.

(t) Our Office - The home office of the Travelers Insurance Company located at One Tower Square, Hartford, Connecticut. All correspondence concerning this contract should be sent to the attention of Annuity Services.

(u) Surrender Date - The date We receive Written Request from the Certificate Owner for a surrender or the date the Certificate Owner requests the surrender to be effective, if later.

(v)  We, Us, Our - The Travelers Insurance Company.

(w) Written Request - A written form satisfactory to Us and received at Our Office.

(x) You, Your - The contract owner. The contract owner is the person or entity named as such on the Contract Specifications page.

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                                PURCHASE PAYMENT

Purchase Payment - The purchase payment is the payment made for the Certificate and the benefits it provides. The minimum purchase payment is shown on both the Contract and Certificate Specifications pages. The purchase payment is payable at Our Office. We reserve the right to limit the amount of the purchase payment which will be accepted.

Premium Tax - The premium tax is the amount of tax, if any, charged by the state or municipality on a purchase payment, on the Cash Value upon surrender, or on the amount applied to elect an annuity option. We will deduct any applicable premium tax from the Cash Value either upon death, surrender, annuitization or at the time the purchase payment is made, but no earlier than when We have a tax liability under law.

                          CONTRACT CONTROL PROVISIONS

Allocation of Purchase Payment

The purchase payment (less applicable premium tax, if any) will be allocated to an Account established for the Certificate Owner by Us. Account Values will be determined in accordance with the terms of this contract and related certificates.

Owner

This contract belongs to the Contract Owner shown on the Contract Specifications page. The Certificate belongs to the Certificate Owner or to any person subsequently named in a Written Request of transfer of certificate ownership as provided below. A Certificate Owner has sole power during the Annuitant's lifetime to exercise any rights and to receive all benefits given in the Certificate provided an irrevocable Beneficiary is not named and provided the Certificate is not assigned.

The Certificate Owner will be the recipient of all payments while the Annuitant is alive unless he/she directs them to an alternate recipient under a recorded payment direction. An alternate recipient under a payment direction does not become the Certificate Owner. A payment direction is revocable by the Certificate Owner at any time by Written Request giving 30 days advance notice.

Joint Certificate Owners

Married spouses may be named as joint Certificate Owners in a Written Request prior to the Certificate Date. All rights of Certificate ownership must be exercised by joint action. Joint Certificate Owners own equal shares of any benefits accruing or payments made to them while both live. All rights of a joint Certificate Owner end at death if another joint Certificate Owner survives. The entire interest of the deceased joint Certificate Owner in the Certificate will pass to the surviving joint Certificate Owner.

Assignments

    Ownership Assignments

    A Certificate Owner may transfer Certificate ownership by Written Request. The Certificate Owner may not revoke any assignment after the effective date. Once the Certificate ownership assignment is recorded by Us, it will take effect as of the date of the Certificate Owner's Written Request, subject to any payments made or other action taken by Us before the recording.

    Unless provided otherwise, a Certificate ownership assignment does not affect the interest of any Beneficiary designated prior to the effective date of the transfer. Certificate ownership assignments may have adverse tax consequences to the Certificate Owner.

    Collateral Assignments

    A Certificate Owner may collaterally assign Certificate ownership of all or a portion of the Certificate by Written Request without the approval of any Beneficiary unless irrevocably named. The Certificate Owner may not exercise any rights of ownership while the assignment remains in effect without the approval of the collateral assignee. We are not responsible for the validity of any assignment. Once the collateral assignment is recorded by Us, it will take effect as of the date of the Certificate Owner's Written Request, subject to any payments made or any other actions taken by Us before the request is received.

    If a claim is made based on an assignment, We may require proof of interest of the claimant. A recorded assignment takes precedence over any rights of a Beneficiary. Any amount due under a recorded assignment will be paid in a single sum. Collateral Assignments may have adverse tax consequences to the Certificate Owner.

Creditor Claims

To the extent permitted by law, the rights or benefits of the Certificate Owner or the Beneficiary under the Certificate are not subject to the claims of creditors or to any legal process.

Beneficiary

The Beneficiary is the surviving joint Certificate Owner. If there is no surviving joint Certificate Owner, the Beneficiary is the party named by the Certificate Owner in a Written Request. The Beneficiary has the right to receive any remaining Certificate benefits upon the death of the Certificate Owner, the first joint Certificate Owner, or the Annuitant, as described further in the Death Benefit provision.

The surviving joint Certificate Owner receives the entire Death Benefit to the exclusion of any party that is named as Beneficiary.

If there is more than one Beneficiary surviving the death of the Certificate Owner or the death of the Annuitant, the Beneficiaries will share equally in benefits unless different shares are recorded with Us in a Written Request prior to the death.

Unless an irrevocable Beneficiary has been named, the Certificate Owner has the right to change any Beneficiary by Written Request during the Annuitant's lifetime and while the Certificate continues.

Once a change in Beneficiary is recorded by Us, it will take effect on that date or on the date requested, if later, subject to any payments made or other actions taken by Us before the recording.

If no Beneficiary has been named, or if no Beneficiary is living when the Certificate Owner or Annuitant dies, the interest of any Beneficiary will pass:

(a) if the Certificate Owner is living, to the Certificate Owner; or

(b) if the Certificate Owner has died, to the Certificate Owner's estate.

Contingent Annuitant

The Certificate Owner may name one individual as a Contingent Annuitant by Written Request prior to the Certificate Date. A Contingent Annuitant may not be changed, deleted or added to the Certificate after the Certificate Date.

If an Annuitant who is not also the Certificate Owner or a joint Certificate Owner dies prior to the Annuity Commencement Date while the Certificate is in effect and while the Contingent Annuitant is living:

(a)  the death benefit will not be payable upon the Annuitant's death;

(b)  the Contingent Annuitant becomes the Annuitant; and

(c) all other rights and benefits provided by the Certificate will continue in effect.

When a Contingent Annuitant become the Annuitant, the Annuity Commencement Date remains the same as previously in effect unless otherwise provided.

If the Annuitant dies simultaneously with the Certificate Owner or with a joint Certificate Owner, distributions required by tax law must commence as described under the Tax Law Qualification section. The Contingent Annuitant does not become the Annuitant in this circumstance.


                  CREDITING OF INTEREST AND GUARANTEE PERIODS

The purchase payment (less surrenders made and less applicable premium tax, if any) will earn interest at the initial Guaranteed Interest Rate during the initial Guarantee Period. All interest earned will be credited daily. This compounding effect is reflected in the Guaranteed Interest Rates.

Within 60 days of the end of any Guarantee Period, We will notify the Certificate Owner about selecting a subsequent Guarantee Period. If no election is made, the automatic renewal guarantee period as stated on both the Contract and Certificate Specifications pages will commence, unless the Certificate Owner has:

a. submitted a Written Request for a full surrender which we receive within 30 days prior to the end of the current Guarantee Period; or

b. elected by Written Request a Guarantee Period of a different duration from among those offered by Us within 30 days prior to the end of the current Guarantee Period; or

c. selected a subsequent Guarantee Period that extends beyond the Annuity Commencement Date then in effect. In this case, We will automatically establish a subsequent Guarantee Period that will end nearest to the Annuity Commencement Date then in effect, unless the Certificate Owner elects by Written Request a subsequent Guarantee Period of shorter duration.

At any time during the automatic renewal guarantee period, the Certificate Owner may transfer to a Guarantee Period of a different duration without incurring a surrender charge or Market Value Adjustment.

The Account Value at the beginning of any subsequent Guarantee Period will be equal to the Account Value at the end of the Guaranteed Period just ending. The Account Value will earn interest at the subsequent Guaranteed Interest Rate during the subsequent Guarantee Period. There is no minimum Guaranteed Interest Rate for renewals. However, this rate will be at least equal to the initial Guaranteed Interest Rate being credited to purchase payments for new certificates at the time the subsequent Guaranteed Interest Rate is determined.

                            MARKET VALUE ADJUSTMENT

This contract and related certificates contain a Market Value Adjustment formula. The formula may result in upward or downward adjustments in the amount payable on any full or partial surrender of a Certificate made prior to the end of any Guarantee Period. Details of the Market Value Adjustment formula are described in both the Contract and Certificate Specifications pages.

The Market Value Adjustment formula will not be applied when the Certificate Owner submits a Written Request for:

a. a full or partial surrender at the end of any Guarantee Period if We receive the request within the 30 day period prior to the end of such Guarantee Period; or

b.  any interest credited during the previous Certificate Year.

                       TRANSFER BETWEEN GUARANTEE PERIODS

Once each Certificate Year after the first Certificate Year, the Certificate Owner may elect by Written Request to transfer out of the current Guarantee Period and into a Guarantee Period of a different duration. At that time, a new Guarantee Period will be established for the duration the Certificate Owner chooses, and the Account Value at the beginning of the new Guarantee Period will equal the Market Adjusted Value for the current Guarantee Period at the time of the transfer. There is no surrender charge for this transfer. We reserve the right to charge for any such transfer by reducing the Account Value at the beginning of the new Guarantee Period by an amount not to exceed $50.00. The Guarantee Period transfer charge is shown on both the Contract and Certificate Specifications pages.

Surrender charges will continue to be based on the appropriate Certificate Year as determined from the original Certificate Date.

                             TERMINATION PROVISIONS
General Surrenders

The Certificate Owner may make full and partial surrenders from the Certificate at any time. A surrender charge may be assessed on surrenders as stated on both the Contract and Certificate Specifications pages.

Special Surrenders

A full or partial surrender of a Certificate made at the end of a Guarantee Period may be subject to a surrender charge as set forth on both the Contract and Certificate Specifications pages. The Market Value Adjustment will not be applied. A request for a surrender at the end of a Guarantee Period must be received by Written Request within the 30 day period prior to the end of such Guarantee Period.

No surrender charges will apply at the end of an initial Guarantee Period of at least three years. Initial Guarantee Periods of one or two years are subject to surrender charge for a period of five years. No surrender charge will be applied upon annuitization unless the fifth annuity option is elected within the first Certificate Year.

In addition, if the Certificate Owner notifies Us by Written Request, We will send the Certificate Owner any interest credited during the previous Certificate Year. No surrender charge or Market Value Adjustment will be imposed on such interest payments.

Termination After the Annuity Commencement Date

The Certificate may not be surrendered after the commencement of annuity payments.

Payment Upon Surrender - Deferral of Payment

We may defer payment of a partial or full surrender request for up to six months from the date of the Written Request. If payment is deferred for more than 30 days from date the request is received, We will pay interest of 3 1/2% on the amount deferred.

Death Benefit

A death benefit is payable to the Beneficiary before annuity payments commence, upon the death of

a. the Annuitant

b. the Certificate Owner, or

c. the first of joint Certificate Owners.

We will pay the Beneficiary the death benefit in a single sum upon receiving Due Proof of Death. The death benefit equals the Account Value as of the date We receive written notification of Due Proof of Death.


A death benefit is also due and payable to the Beneficiary when the Annuitant dies after annuity payments commence under options with remaining guaranteed payments or cash refunds.

A Beneficiary may request that a death benefit payable under the Certificate be applied to an annuity option, subject to the Settlement Provisions.

If before annuity payments commence, the Annuitant dies with both joint Certificate Owners or the Certificate Owner and a Contingent Annuitant surviving, the Contingent Annuitant becomes the Annuitant and a death benefit is not payable.

Tax Law Qualification

The following conditions, restrictions, and limitations must apply for certain death benefit payments as described below to maintain the federal tax deferred status of this annuity:

a) If the Certificate Owner dies before annuity payments commence, the Beneficiary must receive the entire death benefit proceeds within five years of the Certificate Owner's death unless:

       1. the Beneficiary elects by Written Request to receive the proceeds over life or over a period not extending beyond life expectancy, and the payments begin within one year of the Certificate Owner's death, or

       2. the sole Beneficiary is the Certificate Owner's spouse who elects by Written Request to continue the Certificate deferral. The Certificate Owner's spouse in this circumstance becomes the Certificate Owner and Annuitant (if the Annuitant has not survived).

b) If one joint Certificate Owner dies before annuity payments commence, the surviving joint Certificate Owner who is the sole Beneficiary for this purpose must receive the entire death benefit proceeds within five years of the deceased joint Certificate Owner's death unless:

       1. the Beneficiary elects by Written Request to receive the proceeds over life or over a period not extending beyond life expectancy, and the payments begin within one year of the deceased joint Certificate Owner's death, or

       2. the Beneficiary elects by Written Request to continue the Certificate deferral. That individual becomes the sole owner and also the Annuitant if the deceased joint Certificate Owner was the Annuitant or if the Annuitant died simultaneously with the deceased joint Certificate Owner.

c) If the Certificate Owner is a non-natural person and the Annuitant dies before any annuity payments commence, the Beneficiary must receive the entire death benefit proceeds within five years of the death of the Annuitant.

d) If the Certificate Owner or Annuitant dies after annuity payments commence, the remaining value of the contract must be distributed at least as rapidly as under the method of distribution being used at the date of death.

e) If there is no Beneficiary named when the Certificate Owner dies, or if none survives the Certificate Owner, and if there is no surviving joint Certificate Owner, ownership of the death benefit passes to the Certificate Owner's estate. The estate or persons taking benefits through the Certificate Owner's estate must receive the entire death benefit proceeds within five years of the Certificate Owner's death.

f) If the federal tax law, regulations or rules require a distribution more rapid than described above to keep this annuity contract tax deferred, we will administer the contract and related certificates in accordance with the law, regulations and rules. We will provide You with a revised contract rider describing any necessary changes, and the Certificate Owner with a revised Certificate rider following all regulatory approvals.


Termination of the Contract and Certificate

We reserve the right to terminate a Certificate if the Account Value is less than the termination amount shown on both the Contract and Certificate Specifications pages. Termination will not occur until 31 days after We have mailed notice of termination to the Certificate Owner at the Certificate Owner's last known address. If a Certificate is terminated, we will pay the Certificate Owner the Cash Surrender Value, if any.

We reserve the right to terminate this contract if all related certificates have been terminated.


                             SETTLEMENT PROVISIONS
Annuity Benefit

On the Annuity Commencement Date, unless directed otherwise, We will apply the Cash Surrender Value, or any part thereof, less any applicable premium tax, to purchase the monthly annuity payments according to the annuity option elected by the Certificate Owner. In the absence of such election, the second annuity option providing a life annuity with 120 months certain will apply. Election of an annuity option must be made by Written Request and received by Us at least 30 days prior to the date such election is to become effective. If the Annuity Commencement Date coincides with the end of any Guarantee Period, no Market Value Adjustment will be applied in the determination of the annuity payments. No surrender charge will be applied upon annuitization (unless the fifth annuity option is elected within the first Certificate Year).

The Certificate Owner may change the Annuity Commencement Date at any time as long as the change is made by Written Request and is received by Us at least 30 days prior to the scheduled Annuity Commencement Date.

The Certificate Owner, or in the event the Certificate Owner has not done so, the Beneficiary, may elect, in lieu of payment in one sum, that any amount due under the Certificate be applied under any of the annuity options described below. The election by the Beneficiary must be made within one year after the Certificate Owner's death by Written Request to Our Office. with the exception of the sixth annuity option. The sixth annuity option must be elected at the time Due Proof of Death is provided to Us.

Death of Annuitant

In the event of the death of the Certificate Owner or Annuitant after annuity payments commence, any method of distribution must provide that any amount payable as a death benefit will be distributed at least as rapidly as under the method of distribution in effect at the time of the death of the Certificate Owner or Annuitant.

Annuity Options

Option 1. Life Annuity - An annuity payable monthly during the lifetime of the Annuitant, ceasing with the last payment due prior to the death of the Annuitant.

Option 2. Life Annuity with 120, 180, or 240 Monthly Payments Certain - An annuity providing monthly income to the Annuitant for a guaranteed period of 120 months, 180 months, or 240 months (as selected), and for as long thereafter as the Annuitant shall live.

Option 3. Cash Refund Life Annuity - An annuity payable monthly during the lifetime of the Annuitant, ceasing with the last payment due prior to the death of the Annuitant provided that, at the death of the Annuitant, the Beneficiary will receive an additional payment equal to the excess, if any, of (a) over (b) where: (a) is the Cash Value applied on the Annuity Commencement Date under this option; and (b) is the dollar amount of annuity payments already paid.

Option 4. Joint and Last Survivor Annuity - An annuity payable monthly during the joint lifetime of the Annuitant and a secondary payee, and thereafter during the remaining lifetime of the survivor, ceasing with the last payment prior to the death of the survivor.

Option 5. Payments for a Designated Period - An amount payable monthly for the guaranteed number of years selected which may be from 5 to 30 years.

Option 6. Annuity Proceeds Settlement Option - Proceeds from the death benefit can be left with Us for a period not to exceed five years from the date of the Certificate Owner's or Annuitant's death prior to the Annuity Commencement Date. The proceeds will remain in the same Guarantee Period and continue to earn the same Guaranteed Interest Rate in effect at the time of death as long as this option is elected at the time Due Proof of Death is provided to Us. If the Guarantee Period ends before the end of the five year period, the Beneficiary may elect a new Guarantee Period with a duration not to exceed the time remaining in the period of five years from the date of the death of the Certificate Owner or Annuitant. If no election is made, the certificate will automatically renew for a period of one year, provided that the five year period is not exceeded. Full or partial surrenders may be made at any time. A Market Value Adjustment will be applied to all surrenders except those occurring at the end of a Guarantee Period or if the previous Certificate Year's interest is being surrendered. This option is only available to Beneficiaries.

Annuity Tables

The attached tables show the dollar amount of the monthly payments for each $1000 of proceeds applied under the five annuity options. Under options 1, 2 or 3, the amount of each payment will depend upon the age of the Annuitant at the time the first payment is due. Under option 4, the amount of each payment will depend upon the ages of the Annuitant and the secondary payee at the time the first payment is due.

Betterment of Rates

If at the due date of the first annuity payment, We have declared a higher rate per $1,000 of proceeds applied under an annuity option, then the annuity payments will be based on the higher rates.

In no event will the annuity benefit, at the time of its commencement, be less than that which would be provided by applying the greater of the Cash Surrender Value or 95% of the Cash Value to purchase a single premium immediate annuity contract offered by Us or one of Our affiliates at the time to the same class of annuitants.

Minimum Amount

The minimum amount that can be placed under an annuity option is $2,000 unless We consent to a lesser amount.

Minimum Payment

The annuity option elected must result in a payment of at least $20.00. If at any time payments are less than $20.00, We have the right to change the frequency to an interval resulting in a payment of at least $20.00. If any amount due is less than $20.00 per year, We may make other arrangements that are equitable to the Annuitant.

Date of Payment

The first payment under any annuity option shall be made on the Annuity Commencement Date. Subsequent payments shall be made on the same day of each month in accordance with the manner of payment selected.

                               GENERAL PROVISIONS

The Contract

The entire contract between You and Us consists of the contract and all attached pages.

The Certificate

Each Certificate owner will receive an individual Certificate stating in substance the benefits to which he or she is entitles under the Certificate and contract. The Certificate does not constitute a part of the contract. The entire Certificate consists of the Certificate and all attached pages.

Contract and Certificate Changes

The only way this contract or the Certificate may be changed is be a written endorsement signed by one of Our officers.

Misstatement

If the Annuitant's or Certificate Owner's sex or date of birth was misstated, all benefits of the Certificate are what the purchase payment would have purchased at the correct age and sex. Proof of the Annuitant's and Certificate Owner's age may be filed at any time at Our Office.

Incontestability

We will not contest this contract from its Contract Date. We will not contest a Certificate from its Certificate Date.

Required Reports

We will provide a report to the Certificate Owner as often as required by law, but at least once in each Certificate Year before the due date of the first annuity payment.

Mortality and Expenses

Our actual mortality and expense experience will not affect the amount of any annuity payments or any other values under the contract and related certificates.

Non-Participating

This contract and related certificates do not share in Our surplus earnings, so neither You or a Certificate Owner will receive dividends under it.

Conformity with State and Federal Laws

This contract and related certificates are governed by the law of the state in which they are issued for delivery. Any paid-up annuity, Cash Surrender Value or death benefit available under this contract and related certificates will not be less than the minimum benefits required by the statutes of that state.

Upon receiving appropriate state approval, We may at any time make any changes, including retroactive changes, in this contract or related certificates to the extent that the change is required to meet the requirements of any law or regulation issued by any governmental agency to which We or You are subject.

                              LIFE ANNUITY TABLES
           GUARANTEED DOLLAR AMOUNT OF THE MONTHLY ANNUITY PAYMENTS
                PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED
                  OPTIONS 1, 2 AND 3 - SINGLE LIFE ANNUITIES

  MALE
ADJUSTED             NUMBER OF MONTHLY PAYMENTS GUARANTEED                 CASH
   AGE           NONE           120           180           240           REFUND

   45            3.87          3.85          3.82          3.77           3.72
   46            3.93          3.90          3.87          3.82           3.77
   47            3.99          3.96          3.92          3.87           3.82
   48            4.05          4.02          3.98          3.92           3.87
   49            4.12          4.09          4.04          3.97           3.92
   50            4.19          4.15          4.10          4.03           3.98
   51            4.27          4.22          4.17          4.08           4.04
   52            4.34          4.30          4.23          4.14           4.10
   53            4.43          4.37          4.30          4.20           4.16
   54            4.51          4.45          4.37          4.26           4.23
   55            4.60          4.54          4.45          4.32           4.30
   56            4.70          4.62          4.53          4.39           4.37
   57            4.80          4.72          4.61          4.45           4.44
   58            4.91          4.82          4.69          4.51           4.52
   59            5.03          4.92          4.78          4.58           4.61
   60            5.15          5.03          4.87          4.65           4.69
   61            5.28          5.14          4.96          4.71           4.79
   62            5.43          5.27          5.06          4.78           4.88
   63            5.58          5.39          5.16          4.84           4.98
   64            5.74          5.53          5.26          4.90           5.09
   65            5.91          5.66          5.36          4.96           5.20
   66            6.10          5.81          5.46          5.02           5.32
   67            6.30          5.96          5.56          5.08           5.44
   68            6.51          6.12          5.66          5.13           5.56
   69            6.73          6.28          5.77          5.18           5.70
   70            6.97          6.44          5.86          5.23           5.84
   71            7.23          6.61          5.96          5.27           5.99
   72            7.51          6.79          6.05          5.31           6.14
   73            7.80          6.96          6.14          5.34           6.30
   74            8.12          7.14          6.23          5.37           6.47
   75            8.46          7.32          6.31          5.40           6.65

Dollar amounts of the monthly annuity payments for the first, second, third, and fourth options are based on the 1983 Individual Annuitant Mortality Table A with ages set back one year and a net investment rate of 3% per annum. The adjusted age of the person on whose life the life annuity is based is determined from the actual age last birthday on the due date of the first annuity payment in the following manner:

CALENDAR YEAR IN WHICH
FIRST PAYMENT IS DUE     1995-2000     2001-2010     2011-2020    2021 & LATER

ADJUSTED AGE IS
ACTUAL AGE                MINUS 0       MINUS 1       MINUS 2       MINUS 3

                              LIFE ANNUITY TABLES
           GUARANTEED DOLLAR AMOUNT OF THE MONTHLY ANNUITY PAYMENTS
                PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED
                  OPTIONS 1, 2 AND 3 - SINGLE LIFE ANNUITIES

 FEMALE
ADJUSTED              NUMBER OF MONTHLY PAYMENTS GUARANTEED               CASH
  AGE            NONE           120           180           240          REFUND
   45            3.59          3.58          3.57          3.55           3.52
   46            3.64          3.63          3.61          3.59           3.56
   47            3.68          3.67          3.66          3.63           3.60
   48            3.74          3.72          3.71          3.68           3.64
   49            3.79          3.78          3.76          3.72           3.69
   50            3.85          3.83          3.81          3.77           3.73
   51            3.90          3.89          3.86          3.82           3.78
   52            3.97          3.95          3.92          3.88           3.84
   53            4.03          4.01          3.98          3.93           3.89
   54            4.10          4.08          4.04          3.99           3.95
   55            4.18          4.15          4.11          4.05           4.01
   56            4.25          4.22          4.18          4.11           4.07
   57            4.34          4.30          4.25          4.17           4.14
   58            4.42          4.38          4.32          4.23           4.20
   59            4.52          4.47          4.40          4.30           4.28
   60            4.61          4.56          4.48          4.37           4.35
   61            4.72          4.66          4.57          4.44           4.43
   62            4.83          4.76          4.66          4.51           4.52
   63            4.95          4.87          4.75          4.58           4.61
   64            5.08          4.98          4.85          4.65           4.70
   65            5.21          5.10          4.95          4.72           4.80
   66            5.36          5.22          5.05          4.79           4.90
   67            5.51          5.36          5.16          4.86           5.01
   68            5.67          5.50          5.26          4.93           5.12
   69            5.85          5.65          5.38          5.00           5.25
   70            6.04          5.80          5.49          5.06           5.37
   71            6.25          5.97          5.60          5.12           5.51
   72            6.47          6.14          5.71          5.18           5.65
   73            6.71          6.32          5.83          5.23           5.80
   74            6.98          6.50          5.94          5.28           5.96
   75            7.26          6.69          6.04          5.32           6.13

Dollar amounts of the monthly annuity payments for the first, second, third, and fourth options are based on the 1983 Individual Annuitant Mortality Table A with ages set back one year and a net investment rate of 3% per annum. The adjusted age of the person on whose life the life annuity is based is determined from the actual age last birthday on the due date of the first annuity payment in the following manner:

CALENDAR YEAR IN WHICH
FIRST PAYMENT IS DUE        1995-2000    2001-2010     2011-2020     2021-LATER

ADJUSTED AGE IS
ACTUAL AGE                    MINUS 0      MINUS 1       MINUS 2        MINUS 3

                              LIFE ANNUITY TABLES
           GUARANTEED DOLLAR AMOUNT OF THE MONTHLY ANNUITY PAYMENTS
                PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

               OPTION 4 - JOINT ANT LAST SURVIVOR LIFE ANNUITY


                                         FEMALE AGE

MALE AGE        45        50        55        60        65        70        75
   45          3.36      3.46      3.56      3.64      3.71      3.76      3.80
   50          3.42      3.56      3.69      3.82      3.93      4.01      4.08
   55          3.47      3.64      3.82      3.99      4.16      4.29      4.40
   60          3.51      3.70      3.92      4.15      4.39      4.61      4.79
   65          3.54      3.75      4.00      4.29      4.61      4.94      5.24
   70          3.56      3.78      4.07      4.41      4.80      5.25      5.70
   75          3.57      3.81      4.11      4.48      4.95      5.51      6.15

Dollar amounts of the monthly annuity payments for the first, second, third, and fourth options are based on the 1983 Individual Annuitant Mortality Table A with ages set back one year and a net investment rate of 3% per annum. The adjusted age of the person on whose life the life annuity is based is determined from the actual age last birthday on the due date of the first annuity payment in the following manner:

CALENDAR YEAR IN WHICH
FIRST PAYMENT IS DUE     1995-2000     2001-2010     2011-2020    2021 & LATER

ADJUSTED AGE IS
ACTUAL AGE                MINUS 0       MINUS 1       MINUS 2       MINUS 3

                                ANNUITY TABLES
           GUARANTEED DOLLAR AMOUNT OF THE MONTHLY ANNUITY PAYMENTS

                PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

                  OPTION 5 - PAYMENTS FOR A DESIGNATED PERIOD

NUMBER OF           MONTHLY                          NUMBER OF           MONTHLY
  YEARS             PAYMENT                            YEARS             PAYMENT
                     AMOUNT                                               AMOUNT
    5                17.91                              18                 5.96
    6                15.14                              19                 5.73
    7                13.16                              20                 5.51
    8                11.68                              21                 5.32
    9                10.53                              22                 5.15
   10                 9.61                              23                 4.99
   11                 8.86                              24                 4.84
   12                 8.24                              25                 4.71
   13                 7.71                              26                 4.59
   14                 7.26                              27                 4.47
   15                 6.87                              28                 4.37
   16                 6.53                              29                 4.27
   17                 6.23                              30                 4.18

The dollar amounts of the monthly annuity payments for the fifth option are based on a net investment rate of 3% per annum.

            [LOGO OF THE TRAVELERS INSURANCE COMPANY APPEARS HERE]

THE TRAVELERS INSURANCE COMPANY . ONE TOWER SQUARE . HARTFORD CT . 06183

                                A STOCK COMPANY


We are pleased to provide You the benefits of this annuity contract. Please read all the attached forms carefully.


RIGHT TO EXAMINE THIS CONTRACT

If this contract is returned to Us at Our Office or to Our agent to be cancelled within 10 days after its delivery to You, We will pay You the Market Adjusted Value within 10 days after its return. After the contract is returned, it will be considered as if it were never in effect.


This contract is issued in consideration of the Purchase Payment. It is subject to the terms and conditions stated on the attached pages, all of which are a part of it.



                       Executed at Hartford, Connecticut


                              /s/ Robert I. Lipp

                                   Chairman



This is a legal contract between You and Us.             PLEASE READ YOUR
                                                        CONTRACT CAREFULLY.



        Single Premium Individual Modified Guaranteed Annuity Contract

                               Non-Tax Qualified

     Elective Options                                    Non-Participating


THE CASH SURRENDER VALUE MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE MARKET VALUE ADJUSTMENT FORMULA ON THE CONTRACT SPECIFICATIONS PAGE. THE CASH SURRENDER VALUE IS AVAILABLE WITHOUT APPLICATION OF THE MARKET VALUE ADJUSTMENT AT THE END OF A GUARANTEE PERIOD.

                               TABLE OF CONTENTS

                               -----------------



  Contract Specifications                                           Page 3

  Definitions                                                       Page 4

  Purchase Payment                                                  Page 5

  Contract Control Provisions                                       Page 5

  Crediting of Interest and Guarantee Periods                       Page 6

  Market Value Adjustment                                           Page 7

  Transfer Between Guarantee Periods                                Page 7

  Termination Provisions                                            Page 7

  Settlement Provisions                                             Page 9

  General Provisions                                                Page 10


          Any Riders or Endorsements follow the Life Annuity Tables.

                            CONTRACT SPECIFICATIONS



CONTRACT OWNER            JOHN DOE         JANE DOE                    ANNUITANT

JOINT OWNER               JANE DOE          SAM DOE         CONTINGENT ANNUITANT

CONTRACT NUMBER           SPECIMEN       06/01/1995                CONTRACT DATE

MONTHLY LIFE ANNUITY                     06/01/2024    ANNUITY COMMENCEMENT DATE

- --------------------------------------------------------------------------------

Purchase Payment/Termination Amount:
- ------------------------------------

Minimum Purchase Payment Amount:             $5,000


Maximum Purchase Payment Amount:             $1,000,000 unless We consent to a
                                             larger amount

Termination Amount:                          $2,000



Market Value Adjustment Formula:
- --------------------------------

A Market Value Adjustment will be applied when a surrender occurs prior to the end of a Guarantee Period. The Market Value Adjustment is the difference between the Account Value and the Market Adjusted Value.


Market Adjusted Value = Maturity Value  x [ 1/1 + ic ]/t//365/


ic = the current Guaranteed Interest Rate (straight line interpolation between whole years) that We are then crediting for a Guarantee Period of t days on this class of contract(s).

t = the number of days remaining in the Guarantee Period adjusting for leap years.



Surrender Charge:
- -----------------

During the first seven years after a Purchase Payment is applied under the contract, a surrender charge may be deducted from any amount surrendered. This charge is a percentage of the Cash Value surrendered from the contract.


CONTRACT YEARS SINCE PAYMENT WAS APPLIED               SURRENDER CHARGE
- ----------------------------------------               ----------------
                   1                                          7%

                   2                                          6%

                   3                                          5%

                   4                                          4%

                   5                                          3%

                   6                                          2%

                   7                                          1%

               THEREAFTER                                     0%



No surrender charge will apply at the end of an initial Guarantee Period of at least three years. Initial Guarantee Periods of one or two years are subject to a surrender charge period of five years.

Free Withdrawal Amount:
- -----------------------
Interest credited in the previous Contract Year may be withdrawn without a Market Value Adjustment or surrender charge.

Automatic Renewal Guarantee Period:
- -----------------------------------
A one year Guarantee Period.

Guarantee Period Transfer Charge:
- ---------------------------------
$0.


                                    Page 3a

                                  DEFINITIONS

(a) Account Value - The sum of the purchase payment and all interest credited to that date, less the sum of all partial surrenders, surrender charges, and applicable premium tax deducted to that date.

(b) Annuitant - The person on whose life this contract is issued and on whose life the annuity payments are made.

(c) Annuity Commencement Date - The date on which annuity payments are to begin. The date is shown on the Contract Specifications page.

(d) Beneficiary - The person entitled to receive benefits after the death of the Annuitant, Your death or the death of a joint contract owner as applicable.

(e) Cash Surrender Value - The Cash Value less surrender charges and any applicable premium tax.

(f) Cash Value - The Account Value at the end of a Guarantee Period or the Market Adjusted Value before the end of a Guarantee Period.

(g) Contingent Annuitant - The person You designate prior to the Contract Date, who, upon the Annuitant's death prior to the Annuity Commencement Date, becomes the Annuitant.

(h)  Contract Date - The date shown on the Contract Specifications page.

(i) Contract Year(s) - The twelve month period(s) beginning with the Contract Date.

(j) Due Proof of Death - A copy of a certified death certificate; a copy of a certified decree of a court of competent jurisdiction as to the finding of death; a written statement by a medical doctor who attended the deceased; or any other proof satisfactory to Us.

(k) Guaranteed Interest Rate - The annual effective interest rate credited to a purchase payment during the Guarantee Period as described in the Crediting of Interest and Guarantee Periods section.

(l) Guarantee Period - The period for which either an initial or subsequent Guaranteed Interest Rate is credited.

(m) Market Adjusted Value - Reflects the relationship on the Surrender Date between the current Guaranteed Interest Rate for the duration remaining in the Guarantee Period and the Guaranteed Interest Rate that applies to Your contract.

(n) Market Value Adjustment - The difference between the Account Value and the Market Adjusted Value.

(o) Maturity Value - The accumulated value of a purchase payment at the Guaranteed Interest Rate at the end of the Guarantee Period selected, less any partial surrenders, surrender charges, and applicable premium tax previously deducted.

(p) Our Office - The home office of The Travelers Insurance Company located at One Tower Square, Hartford, Connecticut. All correspondence concerning this contract should be sent to the attention of Annuity Services.

(q) Surrender Date - The date We receive Your Written Request for a surrender or the date You request the surrender to be effective, if later.

(r)  We, Us, Our - The Travelers Insurance Company.

(s) Written Request - A written form satisfactory to Us and received at Our Office.

(t) You, Your - The contract owner(s). The contract owner(s) is the person(s) or entity(ies) named as such on the Contract Specifications page.

                               PURCHASE PAYMENT



Purchase Payment - The minimum purchase payment is shown on the Contract Specifications page. The purchase payment is payable at Our Office. We reserve the right to limit the amount of the purchase payment which will be accepted.

Premium Tax - The premium tax is the amount of tax, if any, charged by the state or municipality on a purchase payment, on the Cash Value upon surrender, or on the amount applied to elect an annuity option. We will deduct any applicable premium tax from the Cash Value either upon death, surrender, annuitization or at the time the purchase payment is made, but no earlier than when We have a tax liability under law.


                          CONTRACT CONTROL PROVISIONS



Allocation of Purchase Payment

The purchase payment (less applicable premium tax, if any) will be allocated to an account established for You by Us. Account Values will be determined in accordance with the terms of this contract.

Owner

This contract belongs to You or to any person subsequently named in a Written Request of ownership assignment as provided below. You have sole power during the Annuitant's lifetime to exercise any rights and to receive all benefits given in this contract provided You have not named an irrevocable Beneficiary and provided the contract is not assigned.

You will be the recipient of all payments while the Annuitant is alive unless You direct them to an alternate recipient under a recorded payment direction. An alternate recipient under a payment direction does not become the contract owner. A payment direction is revocable by You at any time by Written Request giving 30 days advance notice.

Joint Owner

Married spouses may be named as joint owners in a Written Request prior to the Contract Date. All rights of ownership must be exercised by joint action. Joint owners own equal shares of any benefits accruing or payments made to them. All rights of a joint owner end at death if another joint owner survives. The entire interest of the deceased joint owner in this contract will pass to the surviving joint owner.

Assignments

       Ownership Assignments

       You may transfer ownership by Written Request. You may not revoke any assignment after the effective date. Once the ownership assignment is recorded by Us, it will take effect as of the date of Your Written Request, subject to any payments made or other actions taken by Us before the recording.

       Unless provided otherwise, an ownership assignment does not affect the interest of any Beneficiary designated prior to the effective date of the transfer. Ownership assignments may have adverse tax consequences to You.

       Collateral Assignments

       You may collaterally assign ownership of all or a portion of this contract by Written Request without the approval of any Beneficiary unless irrevocably named. You may not exercise any rights of ownership while the assignment remains in effect without the approval of the collateral assignee. We are not responsible for the validity of any assignment. Once the collateral assignment is recorded by Us, it will take effect as of the date of your Written Request, subject to any payments made or other actions taken by Us before the request is received.

       If a claim is made based on an assignment, We may require proof of interest of the claimant. A recorded assignment takes precedence over any rights of a Beneficiary. Any amount due under a recorded assignment will be paid in a single sum. Collateral assignments may have adverse tax consequences to You.

Creditor Claims

To the extent permitted by law, the rights or benefits of You or the Beneficiary under this contract are not subject to the claims of creditors or to any legal process except as may be provided by a collateral assignment.

Beneficary

The Beneficiary is the surviving joint owner. If there is no surviving joint owner, the Beneficiary is the party named in a Written Request. The Beneficiary has the right to receive any remaining contractual benefits upon the death of the owner, the first joint owner, or the Annuitant, as described further in the Death Benefit provision.

The surviving joint owner receives the entire Death Benefit to the exclusion of any party that is named as Beneficiary.

If there is more than one Beneficiary surviving Your death as a sole owner or the death of the Annuitant, the Beneficiaries will share equally in benefits unless different shares are recorded with us by Written Request prior to the death.

Unless an irrevocable Beneficiary has been named, You have the right to change any Beneficiary by Written Request during the lifetime of the Annuitant and while the contract continues.

Once a change in Beneficiary is recorded by Us, it will take effect on that date or on the date requested, if later, subject to any payments made or other actions taken by Us before the recording.

If no Beneficiary has been named by You, or if no Beneficiary is living when the contract owner or Annuitant dies, the interest of the Beneficiary will pass:

(a) if You are living, to You; or

(b) if You have died, to Your estate.

Annuitant

The Annuitant is shown on the Contract Specifications page. The Annuitant may not be changed after the Contract Date.

Contingent Annuitant

You may name one individual as a Contingent Annuitant by Written Request prior to the Contract Date. A Contingent Annuitant may not be changed, deleted or added to the contract after the Contract Date.

If an Annuitant who is not also the contract owner or a joint owner dies prior to the Annuity Commencement Date while this contract is in effect and while the Contingent Annuitant is living:

(a) the death benefit will not be payable upon the Annuitant's death;

(b) the Contingent Annuitant becomes the Annuitant; and

(c) all other rights and benefits provided by this contract will continue in effect.

When a Contingent Annuitant becomes the Annuitant, the Annuity Commencement Date remains the same as previously in effect, unless otherwise provided.

If the Annuitant dies simultaneously with You or with a joint owner, distributions required by tax law must commence as described under the Tax Law Qualification section. The Contingent Annuitant does not become the Annuitant in this circumstance. Neither does a Contingent Annuitant become the Annuitant when there is a non-natural owner and the Annuitant dies.



                  CREDITING OF INTEREST AND GUARANTEE PERIODS



The purchase payment (less surrenders made and less applicable premium tax, if any) will earn interest at the initial Guaranteed Interest Rate during the initial Guarantee Period. All interest earned will be credited daily. This compounding effect is reflected in the Guaranteed Interest Rates.

Within 60 days of the end of any Guarantee Period, We will notify You about selecting a subsequent Guarantee Period. If no election is made, the automatic renewal guarantee period as stated on the Contract Specifications page will commence, unless You have:

   a. submitted a Written Request for a full surrender which We receive within 30 days prior to the end of the current Guarantee Period; or

   b. elected by Written Request a Guarantee Period of a different duration from among those offered by Us at any time within 30 days prior to the end of the current Guarantee Period; or

   c. selected a subsequent Guarantee Period that extends beyond the Annuity Commencement Date then in effect. In this case, We will automatically establish a subsequent Guarantee Period that will end nearest to the Annuity Commencement Date then in effect, unless You elect by Written Request a subsequent Guarantee Period of shorter duration.

At any time during the automatic renewal guarantee period, You may transfer to a Guarantee Period of a different duration without incurring a surrender charge or Market Value Adjustment.

The Account Value at the beginning of any subsequent Guarantee Period will be equal to the Account Value at the end of the Guaranteed Period just ending. The Account Value will earn interest at the subsequent Guaranteed Interest Rate during the subsequent Guarantee Period. However, this rate will be at least equal to the initial Guaranteed Interest Rate being credited to purchase payments for new contracts at the time the subsequent Guaranteed Interest Rate is determined.


                            MARKET VALUE ADJUSTMENT


This contract contains a Market Value Adjustment formula. The formula may result in upward or downward adjustments in the amount payable on any full or partial surrender made prior to the end of any Guarantee Period. Details of the Market Value Adjustment formula are described on the Contract Specifications page.

The Market Value Adjustment formula will be applied when You submit a Written Request for:

   a. a full or partial surrender at the end of any Guarantee Period if We receive the request within the 30 day period prior to the end of such Guarantee Period; or

   b.  any interest credited during the previous Contract Year.



                      TRANSFER BETWEEN GUARANTEE PERIODS


Once in each Contract Year after the first Contract Year, You may elect by Written Request to transfer out of the current Guarantee Period and into a Guarantee Period of a different duration. At that time, a new Guarantee Period will be established for the duration You choose, and the Account Value at the beginning of the new Guarantee Period will equal the Market Adjusted Value for the current Guarantee Period at the time of the transfer. There is no surrender charge for this transfer. We reserve the right to charge for any such transfer by reducing the Account Value at the beginning of the new Guarantee Period by an amount not to exceed $50.00. The Guarantee Period transfer charge is shown on the Contract Specifications page.

Surrender charges will continue to be based on the appropriate Contract Year as determined from the original Contract Date.



                            TERMINATION PROVISIONS

General Surrenders

Full and partial surrenders may be made under this contract at any time. A surrender charge may be assessed on surrenders as stated on the Contract Specifications page.

Special Surrenders

A full or partial surrender made at the end of a Guarantee Period may be subject to a surrender charge as set forth on the Contract Specifications page. The Market Value Adjustment will not be applied. A request for a surrender at the end of a Guarantee Period must be received by Written Request within the 30 day period prior to the end of such Guarantee Period.

No surrender charges will apply at the end of an initial Guarantee Period of at least three years. Initial Guarantee Periods of one or two years are subject to a surrender charge for a period of five years. No surrender charge will be applied upon annuitization unless the fifth annuity option is elected within the first Contract Year.

In addition, if You notify Us by Written Request, We will send You any interest credited during the previous Contract Year. No surrender charge or Market Value Adjustment will be imposed on such interest payments.

Termination After the Annuity Commencement Date

This contract may not be surrendered after the commencement of annuity payments.

Payment Upon Surrender - Deferral of Payment

We may defer payment of a partial or full surrender request for up to six months from the date of our receipt of the Written Request. If payment is deferred for more than 30 days from the date the request is received, We will pay interest of 3 1/2% on the amount deferred.

Death Benefit

A death benefit is payable to the Beneficiary before annuity payments commence, upon the death of:

   a.  the Annuitant

   b.  You, or

   c.  the first of joint owners.

We will pay the Beneficiary the death benefit in a single sum upon receiving Due Proof of Death. The death benefit equals the Account Value as of the date We receive written notification of Due Proof of Death.

A death benefit is also payable to the Beneficiary when You die or the Annuitant dies after annuity payments commence under annuity options with remaining guaranteed payments or cash refunds.

A Beneficiary may request that a death benefit payable under this contract be applied to an annuity option, subject to the Settlement Provisions.

If before annuity payments commence the Annuitant dies with both joint owners or You and a Contingent Annuitant surviving, the Contingent Annuitant becomes the Annuitant and a death benefit is not payable.

Tax Law Qualification

The following conditions, restrictions, and limitations must apply for certain death benefit payments as described below to maintain the federal tax deferred status of Your annuity:

   a. If You die before annuity payments commence, Your Beneficiary must receive the entire death benefit proceeds within five years of Your death unless:

         1. the Beneficiary elects by Written Request to receive the proceeds over life or over a period not extending beyond life expectancy, and the payments begin within one year of Your death, or

         2. the sole Beneficiary is Your spouse who elects by Written Request to continue the contract deferral. Your spouse in this circumstance becomes the contract owner and Annuitant (if the Annuitant has not survived).

   b. If You are the first joint owner to die before annuity payments commence, the surviving joint owner who is the sole Beneficiary for this purpose must receive the entire death benefit proceeds within five years of Your death unless:

         1. the Beneficiary elects by Written Request to receive the proceeds over life or over a period not extending beyond life expectancy, and the payments begin within one year of Your death, or

         2. the Beneficiary elects by Written Request to continue the contract deferral. That individual becomes the sole owner, and also the Annuitant if You were the Annuitant or if the Annuitant died simultaneously with You.

   c. If the owner is a non-natural person and the Annuitant dies before annuity payments commence, the Beneficiary must receive the entire death benefit proceeds within five years of the death of the Annuitant.

   d. If You die or the Annuitant dies after annuity payments commence, the remaining value of the contract must be distributed at least as rapidly as under the method of distribution being used at the date of death.

   e. If there is no Beneficiary named when You die, or if none survives You, and if there is no surviving joint owner, ownership of the death benefit passes to Your estate. The estate or persons taking benefits through Your estate must receive the entire death benefit proceeds within five years of Your death.

   f. If the federal tax law, regulations or rules require a distribution more rapid than described above to keep this annuity contract tax deferred, we will administer the contract in accordance with the law, regulations and rules. We will provide You with a revised contract rider describing any necessary changes, following all regulatory approvals.

Termination of this Contract

We reserve the right to terminate this contract if the Account Value is less than the termination amount shown on the Contract Specifications page. Termination will not occur until 31 days after We have mailed notice of termination to You at Your last known address. If the contract is terminated, We will pay You the Cash Surrender Value, if any.

                             SETTLEMENT PROVISIONS

Annuity Benefit

On the Annuity Commencement Date, unless directed otherwise, We will apply the Cash Surrender Value, or any part thereof, less any applicable premium tax, to purchase the monthly annuity payments according to the annuity option elected. In the absence of an election, the second annuity option providing a life annuity with 120 monthly payments certain will apply. Election of any annuity option must be made by Written Request and received by Us at least 30 days prior to the date such election is to become effective. If the Annuity Commencement Date coincides with the end of any Guarantee Period, no Market Value Adjustment will be applied in the determination of the annuity payments. No surrender charge will be applied upon annuitization (unless the fifth annuity option is elected within the first Contract Year).

You may change the Annuity Commencement Date at any time as long as the Written Request is received by Us at least 30 days prior to the scheduled Annuity Commencement Date. Once annuity payments commence, the annuity option cannot be changed.

You, or in the event You have not done so, the Beneficiary, after Your death or the death of the Annuitant, may elect, in lieu of payment in one sum, that any amount due under this contract be applied under any of the annuity options described below. Such election by the Beneficiary must be made within one year after the death of the Annuitant by Written Request to Our Office.


Death of Annuitant

In the event of Your death or the death of the Annuitant after annuity payments commence, any amount payable as a death benefit will be distributed at least as rapidly as under the method of distribution in effect at the time of Your death or the death of the Annuitant.

Annuity Options

Option 1. Life Annuity - An annuity payable monthly during the lifetime of the Annuitant, ceasing with the last payment due prior to the death of the Annuitant.

Option 2. Life Annuity with 120, 180, or 240 Monthly Payments Certain- An annuity providing monthly income to the Annuitant for a guaranteed period of 120 months, 180 months, or 240 months (as selected), and for as long thereafter as the Annuitant shall live.

Option 3. Cash Refund Life Annuity - An annuity payable monthly during the lifetime of the Annuitant, ceasing with the last payment due prior to the death of the Annuitant provided that, at the death of the Annuitant, the Beneficiary will receive an additional payment equal to the excess, if any, of (a) over (b) where: (a) is the Cash Value applied on the Annuity Commencement Date under this option; and (b) is the dollar amount of annuity payments already paid.

Option 4. Joint and Last Survivor Annuity - An annuity payable monthly during the joint lifetime of the Annuitant and a secondary payee, and thereafter during the remaining lifetime of the survivor, ceasing with the last payment prior to the death of the survivor.

Option 5. Payments for a Designated Period - An amount payable monthly for the guaranteed number of years selected which may be from 5 to 30 years.

Option 6. Annuity Proceeds Settlement Option - Proceeds from the death benefit can be left with Us for a period not to exceed five years from the date of Your or the Annuitant's death prior to the Annuity Commencement Date. The proceeds will remain in the same Guarantee Period and continue to earn the same Guaranteed Interest Rate as at the time of death as long as this option is elected at the time Due Proof of Death is provided to Us. If the Guarantee Period ends before the end of the five year period, the Beneficiary may elect a new Guarantee Period with a duration not to exceed the time remaining in the period of five years from the date of Your or the Annuitant's death. If no election is made, the contract will automatically renew for a period of one year provided the one year period does not exceed a total of five years from the date of Your death. (See the Tax Law Qualification Section, page 8). Full or partial surrenders may be made at any time. A Market Value Adjustment will be applied to all surrenders except those occurring at the end of a Guarantee Period or if the previous Contract Year's interest is being surrendered. This option is only available to Beneficiaries.

Annuity Tables

The attached tables show the guaranteed dollar amount of the monthly payments for each $1000 of proceeds applied under the first five annuity options. Under option 1, 2 or 3, the amount of each payment will depend upon the age and sex of the Annuitant at the time the first payment is due. Under option 4, the amount of each payment will depend upon the sex of the Annuitant and secondary payee and their ages at the time the first payment is due.

Betterment of Rates

If at the due date of the first annuity payment, We have declared a higher rate per $1,000 of proceeds applied under an annuity option, then the annuity payments will be based on the higher rates.

In no event will the annuity benefit, at the time of its commencement, be less than that which would be provided by applying the greater of the Cash Surrender Value or 95% of the Cash Value to purchase a single premium immediate annuity contract offered by Us or one of Our affiliates at the time to the same class of annuitants.

Minimum Amount

The minimum amount that can be placed under an annuity option is $2,000 unless We consent to a lesser amount.

Minimum Payment

The annuity option elected must result in a payment of at least $20.00. If at any time payments are less than $20.00, We have the right to change the frequency to an interval resulting in a payment of at least $20.00. If any amount due is less than $20.00 per year, We may make other arrangements that are equitable to the Annuitant.

Date of Payment

The first payment under any annuity option shall be made on the Annuity Commencement Date. Subsequent payments shall be made on the same day of each month in accordance with the manner of payment selected.




                              GENERAL PROVISIONS

The Contract

The entire contract between You and Us consists of the contract and all attached pages.

Contract Changes

The only way this contract may be changed is by a written endorsement signed by one of Our officers.

Misstatement

If You or the Annuitant's sex or date of birth was misstated, all benefits of this contract are what the purchase payment paid would have purchased at the correct sex and age. Proof of the Annuitant's and Your ages may be filed at any time at Our Office.

Incontestability

We will not contest this contract from its Contract Date.

Required Reports

We will provide a report to You as often as required by law, but at least once in each Contract Year before the due date of the first annuity payment.

Mortality and Expenses

Our actual mortality and expense experience will not affect the amount of any annuity payments or any other values under this contract.

Non-Participating

This contract does not share in Our surplus earnings, so You will receive no dividends under it.

Conformity with State and Federal Laws

This contract is governed by the law of the state in which it is issued for delivery. Any paid-up annuity, Cash Surrender Value or death benefit available under this contract will not be less than the minimum benefits required by the statutes of that state.

Upon receiving appropriate state approval, We may at any time make any changes, including retroactive changes, in this contract to the extent that the change is required to meet the requirements of any law or regulation issued by any governmental agency to which We or You are subject.

                              LIFE ANNUITY TABLES
           GUARANTEED DOLLAR AMOUNT OF THE MONTHLY ANNUITY PAYMENTS
                PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED
                  OPTIONS 1, 2 AND 3 - SINGLE LIFE ANNUITIES

  MALE
ADJUSTED              NUMBER OF MONTHLY PAYMENTS GUARANTEED               CASH
  AGE            NONE           120           180           240          REFUND
   45            3.87          3.85          3.82          3.77           3.72
   46            3.93          3.90          3.87          3.82           3.77
   47            3.99          3.96          3.92          3.87           3.82
   48            4.05          4.02          3.98          3.92           3.87
   49            4.12          4.09          4.04          3.97           3.92
   50            4.19          4.15          4.10          4.03           3.98
   51            4.27          4.22          4.17          4.08           4.04
   52            4.34          4.30          4.23          4.14           4.10
   53            4.43          4.37          4.30          4.20           4.16
   54            4.51          4.45          4.37          4.26           4.23
   55            4.60          4.54          4.45          4.32           4.30
   56            4.70          4.62          4.53          4.39           4.37
   57            4.80          4.72          4.61          4.45           4.44
   58            4.91          4.82          4.69          4.51           4.52
   59            5.03          4.92          4.78          4.58           4.61
   60            5.15          5.03          4.87          4.65           4.69
   61            5.28          5.14          4.96          4.71           4.79
   62            5.43          5.27          5.06          4.78           4.88
   63            5.58          5.39          5.16          4.84           4.98
   64            5.74          5.53          5.26          4.90           5.09
   65            5.91          5.66          5.36          4.96           5.20
   66            6.10          5.81          5.46          5.02           5.32
   67            6.30          5.96          5.56          5.08           5.44
   68            6.51          6.12          5.66          5.13           5.56
   69            6.73          6.28          5.77          5.18           5.70
   70            6.97          6.44          5.86          5.23           5.84
   71            7.23          6.61          5.96          5.27           5.99
   72            7.51          6.79          6.05          5.31           6.14
   73            7.80          6.96          6.14          5.34           6.30
   74            8.12          7.14          6.23          5.37           6.47
   75            8.46          7.32          6.31          5.40           6.65

Dollar amounts of the monthly annuity payments for the first, second, third, and fourth options are based on the 1983 Individual Annuitant Mortality Table A with ages set back one year and a net investment rate of 3% per annum. The adjusted age of the person on whose life the life annuity is based is determined from the actual age last birthday on the due date of the first annuity payment in the following manner:

CALENDAR YEAR IN WHICH
FIRST PAYMENT IS DUE      1995-2000     2001-2010     2011-2020     2021 & LATER

ADJUSTED AGE IS
ACTUAL AGE                  MINUS 0       MINUS 1       MINUS 2        MINUS 3

                              LIFE ANNUITY TABLES
           GUARANTEED DOLLAR AMOUNT OF THE MONTHLY ANNUITY PAYMENTS
                PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED
                  OPTIONS 1, 2 AND 3 - SINGLE LIFE ANNUITIES

 FEMALE
ADJUSTED              NUMBER OF MONTHLY PAYMENTS GUARANTEED               CASH
  AGE            NONE           120           180           240          REFUND
   45            3.59          3.58          3.57          3.55           3.52
   46            3.64          3.63          3.61          3.59           3.56
   47            3.68          3.67          3.66          3.63           3.60
   48            3.74          3.72          3.71          3.68           3.64
   49            3.79          3.78          3.76          3.72           3.69
   50            3.85          3.83          3.81          3.77           3.73
   51            3.90          3.89          3.86          3.82           3.78
   52            3.97          3.95          3.92          3.88           3.84
   53            4.03          4.01          3.98          3.93           3.89
   54            4.10          4.08          4.04          3.99           3.95
   55            4.18          4.15          4.11          4.05           4.01
   56            4.25          4.22          4.18          4.11           4.07
   57            4.34          4.30          4.25          4.17           4.14
   58            4.42          4.38          4.32          4.23           4.20
   59            4.52          4.47          4.40          4.30           4.28
   60            4.61          4.56          4.48          4.37           4.35
   61            4.72          4.66          4.57          4.44           4.43
   62            4.83          4.76          4.66          4.51           4.52
   63            4.95          4.87          4.75          4.58           4.61
   64            5.08          4.98          4.85          4.65           4.70
   65            5.21          5.10          4.95          4.72           4.80
   66            5.36          5.22          5.05          4.79           4.90
   67            5.51          5.36          5.16          4.86           5.01
   68            5.67          5.50          5.26          4.93           5.12
   69            5.85          5.65          5.38          5.00           5.25
   70            6.04          5.80          5.49          5.06           5.37
   71            6.25          5.97          5.60          5.12           5.51
   72            6.47          6.14          5.71          5.18           5.65
   73            6.71          6.32          5.83          5.23           5.80
   74            6.98          6.50          5.94          5.28           5.96
   75            7.26          6.69          6.04          5.32           6.13

Dollar amounts of the monthly annuity payments for the first, second, third, and fourth options are based on the 1983 Individual Annuitant Mortality Table A with ages set back one year and a net investment rate of 3% per annum. The adjusted age of the person on whose life the life annuity is based is determined from the actual age last birthday on the due date of the first annuity payment in the following manner:

CALENDAR YEAR IN WHICH
FIRST PAYMENT IS DUE        1995-2000     2001-2010     2011-2020   2021 & LATER

ADJUSTED AGE IS
ACTUAL AGE                   MINUS 0       MINUS 1       MINUS 2       MINUS 3

                              LIFE ANNUITY TABLES
           GUARANTEED DOLLAR AMOUNT OF THE MONTHLY ANNUITY PAYMENTS
                PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

                OPTION 4 - JOINT AND LAST SURVIVOR LIFE ANNUITY

                                  FEMALE AGE
MALE AGE       45        50        55        60        65        70        75
   45         3.36      3.46      3.56      3.64      3.71      3.76      3.80
   50         3.42      3.56      3.69      3.82      3.93      4.01      4.08
   55         3.47      3.64      3.82      3.99      4.16      4.29      4.40
   60         3.51      3.70      3.92      4.15      4.39      4.61      4.79
   65         3.54      3.75      4.00      4.29      4.61      4.94      5.24
   70         3.56      3.78      4.07      4.41      4.80      5.25      5.70
   75         3.57      3.81      4.11      4.48      4.95      5.51      6.15

Dollar amounts of the monthly annuity payments for the first, second, third, and fourth options are based on the 1983 Individual Annuitant Mortality Table A with ages set back one year and a net investment rate of 3% per annum. The adjusted age of the person on whose life the life annuity is based is determined from the actual age last birthday on the due date of the first annuity payment in the following manner:

CALENDAR YEAR IN WHICH       1995-2000   2001-2010   2011-2020   2021 & LATER
FIRST PAYMENT IS DUE

ADJUSTED AGE IS               MINUS 0     MINUS 1     MINUS 2       MINUS 3
ACTUAL AGE

                                ANNUITY TABLES
           GUARANTEED DOLLAR AMOUNT OF THE MONTHLY ANNUITY PAYMENTS

                PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED


                   OPTION 5-PAYMENTS FOR A DESIGNATED PERIOD


NUMBER OF       MONTHLY                  NUMBER OF       MONTHLY
  YEARS         PAYMENT                    YEARS         PAYMENT
                AMOUNT                                   AMOUNT
    5            17.91                      18             5.96
    6            15.14                      19             5.73
    7            13.16                      20             5.51
    8            11.68                      21             5.32
    9            10.53                      22             5.15
   10             9.61                      23             4.99
   11             8.86                      24             4.84
   12             8.24                      25             4.71
   13             7.71                      26             4.59
   14             7.26                      27             4.47
   15             6.87                      28             4.37
   16             6.53                      29             4.27
   17             6.23                      30             4.18

The dollar amounts of the monthly annuity payments for the fifth option are based on a net investment rate of 3& per annum.

                                Single Premium

                Individual Modified Guaranteed Annuity Contract

                               Non-Tax Qualified



                               Non-Participating



                                 ENDORSEMENTS

       DISTRIBUTION FROM A QUALIFIED RETIREMENT PLAN QUALIFICATION RIDER

The following conditions, restrictions and limitations apply to this contract if it has been issued as an annuity contract as described in Section 401(g) of the Internal Revenue Code.

OWNERSHIP--NON-TRANSFERABLE

You may not sell, assign, or discount this contract or pledge this contract as collateral for a loan or as security for the performance of an obligation or for any other purpose, to any person or organization other than Us; provided, however, the restrictions of this provision will not apply to the Trustee of any Trust described in Section 401(a) or the Administrator of any Annuity Plan described in Section 403(a) of the Code. This provision supersedes any provisions of the contract which may be inconsistent with it.

MANDATORY DISTRIBUTION RESTRICTIONS

In order to meet the qualification requirements of Code Section 401(a), all plans must meet the required mandatory distribution rules in Code Section 401(a)(9).

Code Section 401(a)(9) states that a plan will not be qualified unless the entire interest of each employee is distributed to such employee no later than the "required beginning date" or over no longer than the life or life expectancy of such employee or the lives or joint life expectancy of such employee and a designated Beneficiary. Generally, the "required beginning date" means April 1 of the calendar year following the calendar year in which the employee attains age 70-1/2.

If the employee dies before his/her entire interest has been distributed, the remaining interest must be paid out at least as rapidly as under the method of payment in effect at the time of death. If the employee dies before the distribution of his/her entire interest has begun, the entire interest must be distributed within five years after the employee's death or an annuity payable over no longer than life or life expectancy must be distributed to an electing designated Beneficiary starting within one year of the employee's death. A spousal designated Beneficiary may elect to defer distributions until the employee would have attained the age of 70-1/2.

ELIGIBLE ROLLOVERS AND OTHER ROLLOVERS

To the extent the Certificate Owner is eligible to make a rollover distribution under Federal tax law, he or she may elect to have such distribution or a portion of it paid directly to an eligible retirement plan. You must specify the eligible retirement plan to which such distribution is to be paid in a form and at such time acceptable to Us. Such distribution shall be made as a direct transfer to the eligible retirement plan so specified. Contract surrender charges and/or market value adjustments may apply to all rollovers.

Previously taxed amounts in this contract are not eligible for rollover. An eligible rollover distribution includes generally any taxable distribution or portion thereof from this contract except:

     1. any distribution which is one of a series of substantially equal periodic payments made not less frequently than annually and made to the Certificate Owner for life or life expectancy or to the Certificate Owner and his or her joint life beneficiary for joint lives or life expectancies, or for a specified period of ten years or more, or

     2. any distributions which is a required distribution as described above under "MANDATORY DISTRIBUTION RESTRICTIONS."

An eligible retirement plan includes an individual retirement annuity or account described in Code Section 408. It also includes a qualified retirement plan described under Code Section 401(a) or qualified annuity plan under Code Section 403(a), provided these plans are eligible rollovers and are defined contribution plans.

ANNUITIES DISTRIBUTED UNDER QUALIFIED PLANS

If the applicant for this contract requested that it be issued to comply with
Section 401(a) of the Code, and this contract has subsequently been transferred to the Annuitant, the following conditions, restrictions and limitations apply to this contract in addition to the above.

Spousal Consent
- ---------------

Death Benefit--If the Annuitant dies while the contract continues and the
- -------------
Annuitant has a spouse at the time of the Annuitant's death, We will Pay the death benefit to a person other than the spouse of the Annuitant only if proof of spousal consent, which meets the requirements of Section 417 of the Code, is furnished to Us.

If the Beneficiary is not the spouse and such spousal consent is not furnished, We will pay 50% of the death benefit to the spouse. We will pay the balance of the death benefit to the Beneficiary.

Cash Surrender--Before the due date of the first Annuity Payment, 1) if You do
- --------------
not have a spouse and without the consent of any Beneficiary unless irrevocably named; or, 2) if You do have a spouse then only with the written consent of Your spouse, as required by Section 417 of the Code; We will pay to You all or any portion of the Cash Surrender Value of the contract upon receipt of your Written Request for it.

Settlement Option-If the Annuitant is living on the Maturity Date, payment must
- -----------------
be made in accordance with Option 4 under ANNUITY OPTIONS unless you elect another form of annuity option and furnish us a qualified election which meets the requirements of Section 417 of the Code.


                                                 THE TRAVELERS INSURANCE COMPANY

                                                         Robert I. LPP

                                                            Chairman

                   TAX SHELTERED ANNUITY QUALIFICATION RIDER


This endorsement is made a part of this contract in order to comply with Section 403(b) of the Internal Revenue Code. The following conditions, restrictions and limitations apply.

OWNERSHIP - NONTRANSFERABLE

You may not sell, assign, or discount this contract or pledge this contract as collateral for a loan or as security for the performance of an obligation or for any other purpose, to any person or organization other than to Us. This provision supersedes any provisions of the contract which may be inconsistent with it.

ELECTIVE DEFERRAL CONTRIBUTION LIMITS

In order to meet the qualification requirements of Code Section 403(b), elective deferral contributions may not exceed the limitations in effect under Code
Section 402(g).

This rule is an individual limitation that applies to all elective deferral plans, contracts or arrangements in the aggregrate.

WITHDRAWAL RESTRICTIONS

To qualify as a contract which can defer compensation under a Code Section 403(b) plan or arrangement, the withdrawal restrictions under Code Section 403(b)(11) must be met.

Withdrawals attributable to contributions made pursuant to a salary reduction agreement may be paid only upon or after attainment of age 59 1/2, separation from service, death, total or permanent disability (as defined in Code Section 72(m)(7)) or in the case of hardship (as defined in the Treasury Regulations). The hardship exception applies only to the salary reduction contribution and not to any income attributable to such contribution.

These withdrawal restrictions apply to years beginning after December 31, 1988 but only with respect to assets other than those assets held as of the close of the last year beginning before January 1, 1989.

If contributions attributable to a custodial account described in Section 403(b)(7) of the Code are transferred to this contract, the following conditions, restrictions and limitations apply.

Withdrawals attributable to these transferred contributions may be paid only upon or after attainment of age 59 1/2, separation from service, death, or total and permanent disability (as defined in Code Section 72(m)(7)).

Withdrawals on account of hardship may be made only with respect to assets attributable to a custodial account as of the close of the last year beginning before January 1, 1989 and amounts contributed thereafter under a salary reduction agreement but not to any income attributable to such contributions.

MANDATORY DISTRIBUTION REQUIREMENTS

In order to meet the qualification requirements of Code Section 403(b), all plans must meet the required mandatory distribution rules in Code Section 401(a)(9).

Code Section 401(a)(9) states that a plan will not be qualified unless the entire interest of each employee is distributed to such employee not later than the "required beginning date" or over the life or life expectancy of such employee or over the lives or joint life expectancy of such employee and a designated Beneficiary. Generally, the "required beginning date" means April 1 of the calendar year following the calendar year in which the employee attains age 70 1/2.

If the employee dies after annuity payments commence but before his/her entire interest has been distributed, the remaining interest must be paid out at least as rapidly as it was being paid out under the method of payment in effect at the time of death. If the employee dies before annuity payments commence, the entire interest must be distributed within five years after the employee's death or an annuity payable over no longer than life or life expectancy must be distributed to an electing designated Beneficiary starting within one year of the employee's death. A spousal designated Beneficiary may elect to defer distributions until the employee would have attained the age of 70 1/2.

ELIGIBLE ROLLOVERS

To the extent You are otherwise eligible for a distribution under this contract, and provided the distribution is an eligible rollover distribution, You may elect to have such distribution or a portion of it paid directly to an eligible retirement plan. You must specify the eligible retirement plan to which such distribution is to be paid in a form and at such time acceptable to Us. Such distribution shall be made as a direct transfer to the eligible retirement plan so specified. Contract surrender charges and/or market value adjustments may apply to all rollovers.

Previously taxed amounts in this contract are not eligible for rollover. Amounts that are rolled over are not taxed generally until later distributed. An eligible rollover distribution includes generally any taxable distribution or portion thereof from this contract except:

a. any distribution which is one of a series of substantially equal periodic payments made not less frequently than annually and made to You for life or life expectancy or to You and Your joint life beneficiary for joint lives or life expectancies, or for a specified period of 10 years or more, or

b. any distribution which is a required distribution as described above under "MANDATORY DISTRIBUTION REQUIREMENTS".

An eligible retirement plan includes an individual retirement annuity or account described in Code Section 408. It also includes a tax sheltered annuity plan or arrangement under Code Section 403(b), provided it accepts eligible rollovers and is a defined contribution plan.

If You receive a distribution that is eligible for rollover but You receive the check directly, then mandatory income tax withholding will be taken from the distribution. You may roll over the balance to an individual retirement annuity or account within 60 days of receipt, and may make up the amount withheld from other sources in the rollover in order to roll over the maximum without possible early distribution tax penalty on the amount of the tax withholding.

ADMINISTRATIVE COMPLIANCE

If changes in the Code and related law, regulations and rulings require a distribution greater than described above in order to keep this annuity qualified under the Code, We will administer the contract in accordance with these laws, regulations and rulings. We will provide you with a revised rider describing any necessary changes, following all required regulatory approvals.

                                                 THE TRAVELERS INSURANCE COMPANY

                                                         /s/ Robert I. Lipp

                                                               Chairman

                PENSION/PROFIT SHARING PLAN QUALIFICATION RIDER

If You requested that this certificate be issued to comply with Section 401(a) of the Code, the following conditions, restrictions and limitations apply to this contract.

OWNERSHIP - NON-TRANSFERABLE

The Certificate Owner may not sell, assign, discount or pledge this certificate as collateral for a loan or as security for the performance of an obligation or for any other purpose, to any person or organization other than The Travelers Insurance Company; provided, however, the restrictions of this provisions will not apply to the Trustee of any Trust described in Section 401(a) or the Administrator of any Annuity Plan described in Section 403(a) of the Code. This provision supersedes any provisions of this certificate which may be inconsistent with it.

MANDATORY DISTRIBUTION RESTRICTIONS

In order to meet the qualification requirements of Code Section 401(a), all plans must meet the required mandatory distribution rules in Code Section 401(a)(9).

Code Section 401(a)(9) states that a plan will not be qualified unless the entire interest of each employee is distributed to such employee not later than the "required beginning date" or over no longer than the life or life expectancy of such employee or the lives or joint life expectancy of such employee and a designated Beneficiary. Generally, the "required beginning date" means April 1 of the calendar year following the calendar year in which the employee attains age 70 1/2.

If the employee dies before his/her entire interest has been distributed, the remaining interest must be paid out at least as rapidly as under the method of payment in effect at the time of death. If the employee dies before the distribution of his/her entire interest has begun, the entire interest must be distributed within five years after the employee's death or an Annuity payable over no longer than life or life expectancy must be distributed to an electing designated Beneficiary starting within one year of the employee's death. A spousal designated Beneficiary may elect to defer distributions until the employee would have attained the age of 70 1/2.

ANNUITIES DISTRIBUTED UNDER QUALIFIED PLANS

If You requested that this certificate be issued to comply with Section 401(a) of the Code, and this certificate has subsequently been transferred to the Annuitant, the following conditions, restrictions and limitations apply to this certificate in addition to the above.

Spousal Consent
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Death Benefit - If the Annuitant dies while this certificate continues and the
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Annuitant has a spouse at the time of the Annuitant's death, we will pay the death benefit to a person other than the current spouse of the Annuitant only if proof of spousal consent, which meets the requirements of Section 417 of the Code, is furnished to us.

If the Beneficiary is not the current spouse and such spousal consent is not furnished, we will pay 50% of the death benefit to the current spouse. We will pay the balance of the death benefit to the Beneficiary.

Cash Surrender - Before the due date of the first Annuity or Income Payment, 1)
- ---------------
if the Certificate Owner does not have a spouse and without the consent of any Beneficiary; or, 2) if the Certificate Owner does have a current spouse then only with the written consent of your spouse, as required by Section 417 of the Code; we will pay to the Certificate Owner all or any portion of the Cash Surrender Value of the certificate upon receipt of the Certificate Owner Written Request for it.

Settlement Option - If the Annuitant is living on the Maturity Date, payment
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must be made in accordance with Option 4 under ANNUITY OPTIONS unless the
Certificate Owner elects another form of Annuity Option and furnish us a qualified election which meets the requirements of Section 417 of the Code.